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                                                                      EXHIBIT 21


                        ENCOMPASS SERVICES CORPORATION
                               AND SUBSIDIARIES

                              AS OF MARCH 1, 2000


Encompass Services Corporation (Texas)
A-1 Mechanical of Lansing, Inc.  (Michigan)
AA Advance Air, Inc.  (Florida)
AA JARL, Inc. (Delaware) (dba Jarrell Plumbing)
Advent Electric Co., Inc. (Tennessee)
Air Conditioning Engineers, Inc.  (Michigan)
Air Conditioning, Plumbing & Heating Service Co., Inc.  (Colorado)
Aircon Energy Incorporated (California)
Airtron, Inc. (Delaware)
     Airtron of Central Florida, Inc. (Florida)
     GroupMAC Indiana, L.L.C. (Indiana)*
All Service Electric, Inc. (Florida)
American Air Company, Inc. (California)
Arkansas Mechanical Services, Inc. (Arkansas)
Atlantic Electric Company, Inc. (South Carolina)
Atlantic Industrial Constructors, Inc. (Virginia)
B&R Electrical Services, Inc. (Maryland)
Building One Commercial, Inc. (Missouri)
Building One Mechanical Services, Inc. (Delaware)
Building One Service Solutions, Inc. (Virginia)
     Diversified Management Services, U.S.A., Inc. (Virginia) FacilityDirect.com, LLC (Virginia)
     Interstate Building Services, LLC (Virginia)
     D&P Janitorial, Inc. (Rhode Island)
     Direct Engineered Maintenance, Inc. (Rhode Island)
BUYR, Inc. (Delaware)
C.R. Hipp Construction Co., Inc. (South Carolina)
Callahan Roach Products & Publications, Inc. (Colorado)
Cardinal Contracting Corporation (Indiana)
     GroupMAC Indiana, L.L.C. (Indiana)*
Central Air Conditioning Contractors, Inc. (Delaware)
Central Carolina Air Conditioning Company (North Carolina)
Chapel Electric Co. (Ohio)
Clark Converse Electric Service, Inc. (Ohio)
Colonial Air Conditioning Company (Delaware)
Commercial Air Holding Company (Maryland)
     Commercial Air, Power & Cable, Inc. (Maryland)
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Consolidated Electrical Group, Inc. (Delaware)
Continental Electrical Construction Co. (Delaware)
Costa and Rihl, Inc. (New Jersey)
     Costa & Rihl Plumbing, Inc. (New Jersey)
Costner Brothers, Inc. (South Carolina)
Del-Air Service Company, Inc. (Tennessee)
D/FW Mechanical Services, Inc. (Texas)
Divco, Inc.  (Washington)
Dynalink Corporation (Ohio)
Electrical Contracting, Inc. (California)
Evans Services, Inc. (Alabama)
The Farfield Company (Delaware)
Ferguson Electric Corporation (Delaware)
G.S. Group, Inc. (Nevada)
     Brazosport Management, Inc. (Texas)
     G.S. Financial, Inc. (Nevada)
     G.S.I. of California, Inc. (California)
     Gulf States, Inc. (Texas)
     Testronics, Inc. (Texas)
Gamewell Mechanical, Inc. (North Carolina)
Garfield-Indecon Electrical Services, Inc. (Ohio)
Gentzler Electrical Contractors, Inc. (Delaware)
Gilbert Mechanical Contractors, Inc. (Minnesota)
Greenway Investment Corp. (Delaware)
     GroupMAC Texas L.P. (Texas)+
GroupMAC Holding Corp.  (Delaware)
     A-ABC Appliance, Inc. (Texas)
     A-ABC Services, Inc. (Delaware) (dba A-ABC Appliance, Inc. and A-1
          Appliance & Air Conditioning, Inc.
     Charlie Crawford, Inc. (Delaware)
     Electrical Associates of Dallas, Inc. (Texas)
     GroupMAC Texas L.P. (Texas)+
     Hallmark Air Conditioning, Inc. (Delaware)
     K & N Plumbing, Heating and Air Conditioning, Inc.  (Delaware)
     Trinity Contractors, Inc. (Delaware)
GroupMAC Management Co.  (Delaware)
HPS Plumbing Services, Inc. (California)
Hungerford Mechanical Corporation (Virginia)
Ivey Mechanical Company, Inc. (Mississippi)
     Barnes Ivey Mechanical Company, L.L.C. (North Carolina)
     Beltline Mechanical Services, Inc. (Texas)
     Ivey Mechanical Services, L.L.C. (Texas)
     Lexington/Ivey Mechanical Company, LLC (Kentucky)
J.  D.  Steward Air Conditioning, Inc.  (Colorado)
K & A Mechanical, Inc. (Texas)
L.T. Mechanical, Inc. (Delaware)
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Laney's, Inc. (Delaware)
The Lewis Companies, Inc. (Oklahoma)
     Electrical Design & Construction, Inc. (Oklahoma)
     Engineering Design Group, Inc. (Oklahoma)
     Fred Clark Electrical Contractor, Inc. (Texas)
     Oil Capital Electric, Inc. (Oklahoma)
     Omni Mechanical Services (Oklahoma)
     EDG Power Group, Inc. (Oklahoma)
Linford Service Co.  (California)
MH Technologies, Inc. (Texas)
MacDonald-Miller Industries, Inc. (Washington)
     MacDonald-Miller Co., Inc.  (Washington)
     MacDonald-Miller of Oregon, Inc. (Delaware)
     MacDonald-Miller Service, Inc.  (Washington)
     GroupMAC Facility Services, Inc. (Delaware)
Masters, Inc. (Maryland)
McIntosh Mechanical, Inc. (South Carolina)
Mechanical Interiors, Inc.  (Delaware)
Mechanical Services of Orlando, Inc. (Florida)
Merritt Island Air & Heat, Inc. (Delaware)
National Network Services, Inc. (Delaware)
New Construction Air Conditioning, Inc.  (Michigan)
Noron, Inc. (Ohio)
Omni Mechanical Company (Oklahoma)
     Omni Mechanical Services (Oklahoma)
Pacific Rim Mechanical Contractors, Inc. (California)
     Air Systems, Inc. (California)
Paul E. Smith Co., Inc.  (Indiana)
     GroupMAC Indiana, L.L.C. (Indiana)*
Phoenix Electric Company (Delaware)
Potter Electric Co., Inc. (Nevada)
Ray and Claude Goodwin, Inc. (Florida) (dba Ray's Plumbing Contractors) Regency Electric Company, Inc. (Florida)
     Regency Electric Company Atlanta Office, Inc. (Georgia)
     Regency Electric Company Charlotte Office, Inc. (North Carolina) Regency Electric Company Jacksonville, Inc. (Florida)
     Regency Electric Company Memphis Office, Inc. (Tennessee)
     Regency Electric Company Orlando Office, Inc. (Florida)
     Regency Electric Company Projects Group, Inc. (Florida)
     Regency Electric Company South Florida Office, Inc. (Florida)
Reliable Mechanical, Inc. (Delaware)
Riviera Electric Construction Co. (Colorado)
Riviera Electric of California, Inc. (California)
Robinson Mechanical Company (Colorado)
Romanoff Electric Corp. (Ohio)
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SKC Electric, Inc. (Kansas)
     Cramar Electric, Inc. (Kansas)
     Pro Wire Security Systems, Inc. (Kansas)
     SKCE, Inc. (Kansas)
S.L. Page Corporation (Florida)
     Hydro Cooling, Inc. (Florida)
Sanders Bros., Inc. (South Carolina)
     Process Design Builders, LLC (South Carolina)
Sequoyah Corporation (Washington)
Sibley Services, Incorporated (Tennessee)
Snyder Mechanical (Nevada)
Southeast Mechanical Service, Inc.  (Florida)
Statewide Heating & Air Conditioning, Inc. (Delaware)
Stephen C. Pomeroy, Inc. (Delaware)
Sterling Air Conditioning, Inc.  (Delaware)
Sullivan Electric, Inc. (Tennessee)
Sun Plumbing, Inc.  (Florida)
Taylor-Hunt Electric, Inc. (Utah)
Team Mechanical, Inc. (Utah)
Tower Electric Company (Delaware)
Town & Country Electric, Inc. (Wisconsin)
Tri-City Electrical Contractors, Inc. (Florida)
Tri-M Holding Corp. (Pennsylvania)
     tri-M Corporation (Pennsylvania)
     tri-M Building Automation Systems Corp. (Pennsylvania) tri-M Electrical Construction Corp. (Pennsylvania)
Tri-State Acquisition Corp. (Nevada)
TSE Acquisition Corp. (Nevada)
United Acquisition Corp. (Iowa) (dba United Service Alliance)
Valley Wide Plumbing and Heating, Inc.  (Colorado)
Van's Comfortemp Air Conditioning, Inc. (Florida)
Vantage Mechanical Contractors, Inc. (Maryland)
Vermont Mechanical, Inc. (Delaware)
Wade's Heating and Cooling, Inc. (Florida)
Walker Engineering, Inc. (Texas)
Walter C. Davis & Son, Incorporated (Virginia)
Watson Electrical Construction Co. (North Carolina)
Wayzata, Inc. (Delaware)
Wiegold & Sons, Inc.  (Florida)
Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio)
Wilson Electric Company, Inc. (Arizona)
     Chambers Electronic Communications, Inc. (Arizona)
Yale Incorporated (Minnesota)
Zwart, Inc. (Colorado) (dba Mountain View Electric, Inc.)
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__________
     * GroupMAC Indiana L.L.C. is an Indiana limited liability company jointly owned by Airtron, Inc., Cardinal Contracting Corporation and Paul E. Smith Co., Inc.

     +    GroupMAC Texas L.P. is a Texas limited partnership in which GroupMAC
Holding Corp. is the sole general partner (with a 1% interest) and Greenway Investment Corp. is the sole limited partner (with a 99% interest).